[LETTERHEAD]

                     REAL ESTATE PURCHASE AND SALE AGREEMENT
                         (WITH EARNEST MONEY PROVISION)

THIS CONTRACT CONTROLS THE TERMS OF THE SALE OF THE PROPERTY. READ CAREFULLY BEFORE SIGNING.

                                    Bellevue, Washington, September 22, 1995

Ford Kiene and/or Assings (herein called "Purchaser" hereby agrees to purchase, and the undersigned Seller hereby agrees to sell the following real estate located in the City of Auburn, County of King, State of Washington, commonly known as 2702 West Valley Hwy. North, and legally described as: See attached Exhibit A.

Purchaser and Seller hereby authorize Agent to insert over their signatures the correct legal description or to correct legal description entered if it is erroneous or incomplete, if Agent is instructed by both parties to insert or correct the legal description.

TERMS OF SALE:

1. The total purchase price is Two Million two hundred and twenty-five thousand dollars ($2,225,000) payable as follows: $50,000 as an Earnest Money Deposit, (therein called "Deposit"), which sum is evidenced by a check to be deposited within five (5) business days following mutual execution of this agreement and which Deposit, together with this Agreement, shall be held by First American Escrow-Seattle (herein called "Escrow") and disposed of by Escrow as provided herein. The balance of the purchase price shall be payable all cash at closing.

    Purchaser shall have forty-five (45) days from the full execution of this agreement to determine if, in the sole discretion of the purchaser, the property is suitable for the purchaser's planned investment. If the purchaser notifies the seller of his intent to close in writing, the earnest money shall become non-refundable but applicable to purchase price and closing shall occur December 1, 1995.

    If purchaser determines that the property, in its sole discretion, is not feasible for his investment, he shall notify seller in writing immediately and neither party shall have any further obligation to the other.

2. Seller shall pay for and furnish an American Land Title Association Extended form Owner's Policy of Title Insurance from First American Title Insurance-Seattle, such policy to be effective on date of Closing. Purchaser shall pay the incremental cost between said extended policy and a standard policy. As soon as reasonably possible following the opening of escrow, Purchaser shall be furnished with a preliminary commitment (herein called "Commitment") on the subject property, together with full copies of any exceptions set forth therein. Agent is expressly authorized to act in behalf of Seller in ordering preliminary title insurance policy, and Seller shall be responsible for any costs associated with same. Purchaser shall have ten (10) days after receipt of the Commitment within which to notify Seller and Escrow (as hereinafter defined) in writing of Purchaser's disapproval of any exceptions shown in the Commitment, provided, however, that rights reserved in Federal patents or State deeds, building or use restrictions general to the district, existing easements not inconsistent with Purchaser's intended use, and building or zoning regulations shall not be deemed exceptions which Purchaser may disapprove. In the event of disapproval of any exceptions as set forth in the Commitment, Seller shall have until closing to attempt to eliminate any disapproved Exception(s) from the Policy of Title Insurance to be issued in favor of



                         FWK                          TDB
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                 Initials - Purchaser         Initials - Seller

    Purchaser and, if not eliminated by that date, the escrow and this Agreement shall be terminated unless Purchaser then elects to waive its prior disapproval. Failure of Purchaser to disapprove any exception(s) within the aforementioned time limit shall be deemed an approval of the Commitment.

3. Title shall be conveyed by Statutory Warranty Deed free of encumbrance or defects except those noted in Paragraph 2.

4. Taxes for the current year, rents, insurance, mortgage reserves, water and other utilities constituting liens shall be prorated as of date of Closing. Local Improvement District assessments, if any, shall be paid by Seller. Washington Real Estate Excise Tax shall be paid for by Seller.

5. This sale is subject to the execution of a lease by and between Purchaser and Seller on or before date of Closing pursuant to which Seller leases the Property from Purchaser under terms and conditions mutually agreed upon by the parties as evidenced by the Letter of Intent attached hereto as Exhibit B. Seller shall be entitled to possession on date of Closing per terms and conditions of such lease. Purchaser agrees that Case Corporation be allowed on the Property to undertake any continuing remedial obligations.

6. Purchaser offers to purchase the property in its present condition as of the date of this offer on the terms noted. Except as provided by Addendum to this Agreement, Purchaser has investigated the Property, its value, its condition - including, but not limited to the presence of asbestos, hazardous materials and underground storage tanks - and its suitability for Purchaser's intended use thereof. Seller hereby warrants that to the best of its knowledge the premises described herein and the improvements thereon do not violate the applicable building or zoning regulations and that it is unaware of any material defect in the premises or improvements thereon with the exception of the following, to wit: (If none - so indicate).

    See addendum for specific terms and conditions.

7. Seller's edit to Purchaser's offer is made subject to the acceptance of Purchaser on or before twelve o'clock midnight on October 26, 1995. In consideration of Agent submitting this offer, Purchaser agrees to keep this offer in force until the above date, or until earlier rejection thereof by Seller. Purchaser agrees that written notice of acceptance given to Agent by Seller shall be notice to Purchaser. If Seller does not accept this Agreement within the time specified, the Deposit shall be returned to Purchaser on demand.

8. The sale shall be closed in the office of First American Escrow - Seattle (herein called "Escrow") on December 1, 1995 or, in any event, not later than December 31, 1995, which shall be the termination date. Purchaser and Seller shall place with closing agent all instruments, documents and monies necessary to complete the sale in accordance with this Agreement. Escrow fee shall be paid one-half each by Seller and Purchaser.

9. For purposes of this Agreement, "date of Closing" shall be construed as the date upon which all appropriate documents are recorded and proceeds of this sale are available for disbursement to Seller. Funds held in reserve accounts pursuant to escrow instructions shall be deemed, for purposes of this definition, as available for disbursement to Seller.

10. If prior to date of Closing improvements on the premises shall be destroyed or materially damaged by fire or other casualty, this Agreement, at the option of Purchaser, shall become null and void.

11. This Agreement supersedes any and all agreements between the parties hereto regarding the subject property which are prior in time to this Agreement. Neither Purchaser, Seller nor Agent shall be bound by any understanding, agreement, promise, representation or stipulation, express or implied, not specified herein.

                         FWK                         TDB
                -----------------------     ---------------------
                 Initials - Purchaser         Initials - Seller

12. Purchaser may assign this Agreement and its rights hereunder to any entity in which he owns a controlling interest and which agrees to assume all of Purchaser's obligations and duties under this Agreement.

13. Any addendum attached hereto and either signed or initialed by the parties shall be deemed a part hereof.

14. In the event any contingency to this Agreement has not been eliminated, or waived in writing within the time limits and pursuant to the provisions herein, this Agreement shall be deemed null and void, the Deposit shall be returned to Purchaser, and the escrow shall be canceled.

15. If Purchaser, Seller or Agent, all and each as party(s) to this agreement, brings suit to enforce or declare the meaning of any provision of this Agreement, the prevailing party, in addition to any other relief, shall be entitled to recover reasonable attorneys' fees and costs, also including any on appeal.

16. If either party defaults hereunder, the other party may seek specific performance of this Agreement, damages, or recission. If Seller defaults, Purchaser shall be entitled to return of the Deposit on demand. If Purchaser defaults, Seller shall have the right to receive the Deposit from Escrow and retain it as liquidated damages.

17. Purchaser and Seller warrant to Agent and to each other that they have dealt with no real estate broker in connection with this sale other than Regency Group, Inc. and that no other broker is entitled to any commission on account of this Agreement.

18. AGENCY DISCLOSURE: At the signing of this Agreement the selling procuring agent represented Seller. Each party signing this document confirms that prior oral and/or written disclosure of agency was provided to him/her in this transaction.

19. The Foreign Investment in Real Property Tax Act (FIRPTA) IRC 1445, requires that every purchaser of U.S. real property must, unless an exemption applies, deduct and withhold from Seller's proceeds ten percent (10%) of the gross sales price. The primary exceptions which might be applicable are: (a) Seller provides Purchaser with an affidavit under penalty of perjury, that Seller is not a "foreign person", as defined in FIRPTA, or (b) Seller provides Purchaser with a "qualifying statement", as defined in FIRPTA, issued by the Internal Revenue Service. Seller and Purchaser agree to execute and deliver as appropriate, any instrument, affidavit and statement, and to perform any acts reasonably necessary to carry out the provisions of FIRPTA and regulations promulgated thereunder.

20. TIME IS OF THE ESSENCE OF THIS AGREEMENT.

21. Subject to First Addendum to Real Estate Purchase and Sale Agreement for additional terms and conditions which are hereby incorporated by reference.

                         FWK                          TDB
                -----------------------     ---------------------
                 Initials - Purchaser         Initials - Seller

I have read the "CONSULT YOUR ADVISORS"     Purchaser: /s/Ford W. Kiene
paragraph on last page.                                -------------------
                                            By:    Ford W. Kiene
                                                --------------------------
     FWK                TDB
  -----------     --------------
   Initials           Initials
                                            By:
                                                --------------------------
                                            By:
                                                --------------------------

REGENCY GROUP, INC.                         Address: P.O. Box 853  Kent, WA
                                                                 98035-0853
                                                  -------------------------
By:
     --------------------------

NOTE TO PURCHASER:

Both Spouses should sign.

On this 22nd day of September, 1995, I/We hereby approve and accept the sale set forth in the above Agreement and agree to carry out all the terms thereof on the part of Seller, and the undersigned further agrees to pay a commission of five percent (5%) to Regency Group, Inc. in cash out of escrow proceeds, for services rendered, through escrow at date of Closing. In the event the Deposit is forfeited, it shall be apportioned to Seller and Agent equally, provided the amount to Agent does not exceed the agreed commission. I/We further acknowledge receipt of a true copy of this Agreement with the complete legal description of the premises and signed by both parties.

NOTE TO SELLER:                             Date:   October 19, 1995
                                                   ------------------------

Both Spouses should sign.                   Seller:  Thomas D. Berkompas, CFO
                                                   ------------------------

I have read the "CONSULT YOUR ADVISORS"     By:      Thomas D. Berkompas
paragraph on last page.                            ------------------------

     FWK                 TDB
   ---------          ---------             By:
   Initials           Initials                   --------------------------
                                            By:
                                                 --------------------------

                                            Address:
                                                     ----------------------

A true and foregoing Agreement, signed by Seller containing the full and complete legal description of the above designated property, is hereby received on ____________________, 19__.

                                            Purchaser:  /s/ Ford W. Kiene
                                                       ---------------------
CONSULT YOUR ADVISORS:

THIS IS A STANDARD FORM DOCUMENT THAT HAS BEEN PREPARED FOR APPROVAL BY YOUR ATTORNEY. NO REPRESENTATION OR RECOMMENDATION IS MADE BY REGENCY GROUP, INC. AS TO THE LEGAL SUFFICIENCY OR TAX CONSEQUENCES OF THIS DOCUMENT OR THE TRANSACTION TO WHICH IT RELATES. THESE ARE QUESTIONS FOR YOUR ATTORNEY.
IN ANY REAL ESTATE TRANSACTION, IT IS RECOMMENDED THAT YOU CONSULT WITH A PROFESSIONAL, SUCH AS A CIVIL ENGINEER, INDUSTRIAL HYGIENIST OR OTHER PERSON, WITH EXPERIENCE IN EVALUATING THE CONDITION OF


                        FWK                          TDB
                 --------------------        -------------------
                 Initials - Purchaser         Initials - Seller

THE PROPERTY, INCLUDING THE POSSIBLE PRESENCE OF ASBESTOS, HAZARDOUS MATERIALS AND UNDERGROUND STORAGE TANKS.


                        FWK                          TDB
                 --------------------         -----------------
                 Initials - Purchaser         Initials - Seller

                   SALE AND/OR LEASE HAZARDOUS MATERIALS
                          WARNING AND DISCLAIMER

Property:   2702 West Valley Highway North  Auburn, WA
            ------------------------------------------------------------------

Various materials utilized in the construction of any Improvements to the Property may contain materials that have been or may in the future be determined to be toxic, hazardous or undesirable and may need to be specially treated, specially handled and/or removed from the Property. For example, some electrical transformers and other electrical components can contain PCBs, and asbestos has been used in a wide variety of building components such as fire-proofing, air duct insulation, acoustical tiles, spray-on acoustical materials, linoleum, floor tiles and plaster. Due to current or prior uses, the Property or Improvements may contain materials such as metals, minerals, chemicals, hydrocarbons, biological or radioactive materials and other substances which are considered, or in the future may be determined to be, toxic wastes, hazardous materials or undesirable substances. Such substances may be in above and below ground containers on the Property or may be present on or in soils, water, building components or other portions of the Property in areas that may or may not be accessible or noticeable.

Current and future federal, state and local laws and regulations may require the clean-up of such toxic, hazardous or undesirable materials at the expense of those persons who in the past, present or future have had any interest in the Property including, but not limited to, current, past and future owners and users of the Property. Sellers and Purchasers are advised to consult with independent legal counsel of their choice to determine their potential liability with respect to toxic, hazardous, or undesirable materials. Sellers and Purchasers should also consult with such legal counsel to determine what provisions regarding toxic, hazardous or undesirable materials they may wish to include in purchase and sale agreements, leases, options and other legal documentation related to transactions they contemplate entering into with respect to the Property.

The real estate salespersons and brokers in this transaction have no expertise with respect to toxic wastes, hazardous materials or undesirable substances. Proper inspections of the Property by qualified experts are an absolute necessity to determine whether or not there are any current or potential toxic wastes, hazardous materials or undesirable substances in or on the Property. The real estate salespersons and brokers in this transaction have not made, nor will make, any representations, either express or implied, regarding the existence or nonexistence of toxic wastes, hazardous materials, or undesirable substances on the Property. Problems involving toxic wastes, hazardous materials or undesirable substances can be extremely costly to correct. It is the responsibility of Sellers and Purchasers to retain qualified experts to deal with the detection and correction of such matters.

SELLER                                 PURCHASER

By:     Thomas D. Berkompas            By:     Ford W. Kiene
    ---------------------------            --------------------------

Title:  Chief Financial Officer        Title:  Owner
       ------------------------               -----------------------

Date:    10/19/95                       Date:   9/22/95
       ------------------------               -----------------------

                 FWK                          TDB
          --------------------         -----------------
          Initials - Purchaser         Initials - Seller

                               FIRST ADDENDUM
                                     to
                   REAL ESTATE PURCHASE AND SALE AGREEMENT
                  Seller:  Western Power and Equipment, Inc.
                   Purchaser: Forde W. Kiene, or his assigns

     This FIRST ADDENDUM TO REAL ESTATE PURCHASE AND SALE AGREEMENT is executed for the purpose of amending the Real Estate Purchase and Sale Agreement dated 9/22/95 between the above-named Seller and Purchaser. In the event of a conflict between the terms and conditions of the Agreement and this First Addendum, this First Addendum shall control.

     Pursuant to Paragraph 21 of the Real Estate Purchase and Sale Agreement, the following terms and conditions added to the Agreement:

     1. SELLER'S REPRESENTATIONS AND WARRANTIES. As inducement to Purchaser to purchase the Property and intending that the representations and warranties contained herein shall survive the Closing, whether or not contained in any closing instrument, Seller warrants and represents to Purchaser that as of the date of this Agreement and on the date of Closing, to the best of Seller's knowledge and after reasonable inquiry by its management and employees:

          (a)  NO CLAIM OF LIENS.

               There are no claims against any portion of the Property or against Seller arising out of, or on account of, work done, labor performed, materials or supplies furnished, or services or utilities supplied to the Property.

          (b)  PHYSICAL CONDITION OF PROJECT.

               Except as disclosed in Paragraph 1(n) herein regarding hazardous substances, the Property (including without limitation, all structural features and operating systems) is in good condition and repair and does not require other than routine maintenance.

          (c)  VIOLATIONS OF LAWS.

               Except as disclosed in Paragraph 1(n) herein regarding hazardous substances, there are no violations of any laws, statutes, ordinances, rules or regulations with respect to the Property open, noticed or existing.

FIRST ADDENDUM TO
REAL ESTATE PURCHASE
AND SALE AGREEMENT -1

          (d)  AGREEMENTS OF SALE; OPTIONS; LEASES; ENCUMBRANCES.

               The Property is not subject to any outstanding agreements of sale, or any options, liens, or other rights of third parties to acquire any interest therein except as described in this Agreement. The Property is not subject to any ground lease or other lease, or other encumbrances (other than the Permitted Exceptions to Title) and an existing deed of trust in favor of Case Corporation which will be satisfied at closing.

          (e)  UNPAID ASSESSMENTS.

               There are no unpaid assessments for public improvements against the Property. The Property is not subject to assessments for any street paving or curbing heretofore laid. Sewer, water, gas and electric lines adequate to service the Property are located on, or adjacent to, the Property, and there are no unpaid assessments or charges for the installation of such utilities or for making connection thereto that have not been fully paid. There are no special assessments or preliminary assessments of any kind which will affect the Property.

          (f)  PUBLIC PLANS; MUNICIPAL IMPROVEMENTS.

               There are no public plans or proposals for changes in road grade, access or other municipal improvements which would affect the Property or result in any assessment. No ordinance authorizing improvements, the cost of which might be assessed against Purchaser or the Property, is pending. There is no tax certiorari proceeding pending for the reduction or increase of the assessed real estate tax valuation to the Property or any portion thereof.

          (g)  CONDEMNATION PROCEEDINGS.

               No condemnation proceedings, eminent domain proceedings or similar actions or proceedings are now pending or threatened against the Property.

          (h)  BUILDING CODES: ZONING LAWS.

               The Property was planned, developed and built in conformity with all applicable subdivision, development, building and zoning laws, rules, codes or regulations, and none of such laws, rules, codes or regulations are violated by the current condition, use or operation of the Property and the current condition, use and operation do not constitute a nonconforming use.

FIRST ADDENDUM TO
REAL ESTATE PURCHASE
AND SALE AGREEMENT -2

           (i)  ACCURACY OF INFORMATION.

                All information heretofore or hereafter submitted to Purchaser by Seller in connection with Purchaser's purchase of the Property is and will be complete and correct to the best of Seller's knowledge and after reasonable inquiry of its management and employees. Seller is not aware of any omission to supply Purchaser with any material information concerning to the Property, its history, prospects, use or operations or any information which should be disclosed to prevent the information already supplied from being misleading.

          (j)  TITLE TO PROPERTY.

               Seller is the legal and equitable owner of good, marketable and indefeasible fee simple title to the Property and will convey such fee simple title to Purchaser on the date of Closing free and clear of all options, rights, covenants, easements, liens, encumbrances, security interests and rights in favor of or claimed by any third parties, other than those disclosed on the Commitment and accepted by Purchaser pursuant to the terms of this Agreement.

          (k)  OPERATING PERMITS.

               Seller possesses all licenses, certificates, and permits that are required to own, operate, use and maintain the Property in its current condition and for its current use. Except as disclosed in Paragraph 1(n) herein regarding hazardous substances, Seller has not received any notice, nor is Seller aware of, any violation of an applicable building, land use, zoning or other ordinance, resolution, statute or regulation of any governmental agency, including, but not limited to, environmental control agencies with respect to the operation, use, maintenance, condition or operation of the Property or any portion thereof, or requiring any repairs of alterations to the Property or any portion thereof.

          (l)  OUTSTANDING LITIGATION.

               Seller is not now a party to any litigation: (i) with any present or former owner or tenant of the Property, (ii) with any person having any interest in the Property, (iii) with any person or entity claiming a lien against the Property; or (iv) with any person or entity affecting or questioning Seller's title to the Property or Seller's ability to perform its obligations under this Agreement. Seller knows of no litigation, threatened litigation, administrative proceeding or investigation affecting or questioning Seller's title to, or use of,

FIRST ADDENDUM TO
REAL ESTATE PURCHASE
AND SALE AGREEMENT -3
     or power to convey the Property or any portion thereof to Purchaser. Seller will give Purchaser prompt notice of the institution of any such action of which it becomes aware prior to the date of Closing.

          (m)  CONFLICT WITH EXISTING AGREEMENTS AND LAWS.

               Neither the execution of this Agreement nor the closing of the transaction contemplated hereby will: (i) constitute a default or result in a material breach of the terms, conditions or provisions of any agreement or instrument to which Seller is a party; (ii) violate any restriction to which Seller or the Property is subject; (iii) constitute a violation of any applicable code, resolution, law, statute, regulation, ordinance, judgment, rule, decree or order to which Seller or the Property is subject; or (iv) result in the creation of any lien, charge or encumbrance upon the Property or any portion thereof.

          (n)  FREE OF HAZARDOUS MATERIALS; SPECIAL HAZARDS.

               The Property is currently undergoing remediation for certain lead contamination which occurred prior to Seller's purchase of the property. Purchaser has been provided with certain reports regarding the condition of the Property and remediation work proposed on the Property, including those listed on Exhibit 1 attached hereto (the "Reports"). Pursuant to a purchase and sale agreement between Seller and Case Corporation ("Case") dated December 9, 1992 and an agreement dated July 15, 1993 between Seller and Case, Case is obligated to undertake cleanup of the contamination referenced in the Reports and bring the Property into compliance with all applicable laws. Seller makes no representations and warranties regarding the cleanup activities of Case or the information set forth in the Reports. Except as otherwise set forth in the Reports the Property (including surface and ground water) is free of all contamination from: (a) any "hazardous waste" as defined by the Resource Conservation and Recovery Act of 1976, as amended from time to time, and regulations promulgated thereunder;
     (b) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, and regulations promulgated thereunder;
     (c) any substance, the presence of which on the Property is restricted or prohibited by any federal, state or local environmental protection law similar to those set forth in this paragraph. There are no underground fuel storage tanks on the Property.

          (m) Seller shall not take nor cause to be taken any action which would cause any of the representations or warranties made by Seller herein to become false or incomplete as of the date of Closing. Seller shall promptly notify Purchaser in writing of the ocurrence of any event or condition which occurs prior to the date of Closing which could cause a change in the facts related to the truth, accuracy or completeness of any of the representations or warranties stated herein.

     2. Seller shall indemnify against and hold Purchaser harmless from all claims, damages, liability, costs and expenses arising from any environmental condition which existed on the Property prior to the date of Closing and which may arise after the date of Closing as a result of Seller's occupation of the Property as a tenant. At Closing, Seller shall execute a Certificate and

FIRST ADDENDUM TO
REAL ESTATE PURCHASE
AND SALE AGREEMENT -4

     Indemnity Regarding Hazardous Substances in the form attached hereto as Exhibit "A" To Addendum which is incorporated herein by reference.

     Dated this 22nd day of September, 1995.

Seller:                                Purchaser:

Thomas D. Berkompas                    Forde W. Kiene
-----------------------------          ------------------------------

Chief Financial Officer
-----------------------------          ------------------------------

-----------------------------          ------------------------------

-----------------------------          ------------------------------

FIRST ADDENDUM TO
REAL ESTATE PURCHASE
AND SALE AGREEMENT -5

                                    EXHIBIT 1
                                       to
          FIRST ADDENDUM TO REAL ESTATE PURCHASE AND SALE AGREEMENT

                             ENVIRONMENTAL REPORTS
                                AUBURN FACILITY

PHASE ONE ENVIRONMENTAL ASSESSMENT, J.I. CASE AUBURN, WASHINGTON; completed by Conestoga-Rovers & Associates, Inc., for J.I. Case Company, dated June 8, 1992.

UNDERGROUND STORAGE TANKS, HYDROGEOLOGIC ASSESSMENT, FORMER J.I. CASE DEALERSHIP, AUBURN, WASHINGTON; completed by Conestoga-Rovers & Associates, Inc., for J.I. Case Company, dated May, 1993.

UST CLOSURE REPORT, USED OIL TANK, FORMER J.I. CASE DEALERSHIP, AUBURN, WASHINGTON; completed by Conestoga-Rovers & Associates, Inc., for J.I. Case Company, dated May, 1993.

UST CLOSURE REPORT, GASOLINE AND DIESEL FUEL TANKS, FORMER J.I. CASE DEALERSHIP, AUBURN, WASHINGTON; completed by Conestoga-Rovers & Associates, Inc., for J.I. Case Company, dated June 8, 1992.

FINAL ENVIRONMENTAL INVESTIGATION AND REMEDIATION REPORT, FORMER J.I. CASE DEALERSHIP, AUBURN, WASHINGTON; completed by Conestoga-Rovers & Associates, Inc., for J.I. Case Company, dated August, 1994.

INDEPENDENT REMEDIAL ACTION REPORT FOR FORMER J.I. CASE DEALERSHIP, AUBURN, WASHINGTON; completed by EMCON Northwest, Inc., for Case Corporation, dated September 19, 1994.

REMEDIAL ACTION WORK PLAN, FORMER J.I. CASE DEALERSHIP, AUBURN, WASHINGTON; completed by EMCON Northwest, Inc., for Case Corporation, dated
October 14, 1994.

AUBURN REMEDIATION SCHEDULE, FORMER CASE AUBURN, WASHINGTON DEALERSHIP, Case Corporation Internal Memorandum, dated 31 August 1995.

                                   EXHIBIT A
                                      to
                    REAL ESTATE PURCHASE AND SALE AGREEMENT
                   Seller: Western Power and Equipment, Inc.
                   Purchaser: Forde W. Kiene, or his assigns

                            DESCRIPTION OF PROPERTY

     The "Property" to be sold by Seller and purchased by Purchaser shall include:

     1. The real property located at 2702 West Valley Highway North, Auburn, King County, Washington and legally described as:

     PARCEL A:

     LOT 4, CITY OF AUBURN SHORT PLAT NO. SP-31-79, AS RECORDED UNDER KING COUNTY RECORDING NO. 8302030070, BEING A CORRECTION OF SHORT PLAT SURVEY RECORDED UNDER KING COUNTY RECORDING NO. 7912260411; EXCEPT THAT PORTION AS CONVEYED TO THE CITY OF AUBURN UNDER KING COUNTY RECORDING NO. 8107150753.

     PARCEL B:

     LOT 3 AND THE SOUTH 143.08 FEET OF LOT 2, CITY OF AUBURN SHORT PLAT NO. 32-79, AS RECORDED UNDER KING COUNTY RECORDING NO. 8005080385, BEING A CORRECTION OF SHORT PLAT SURVEYS RECORDED UNDER KING COUNTY RECORDING NOS. 8003130699 AND 7912260412; EXCEPT THAT PORTION CONVEYED TO THE CITY OF AUBURN UNDER KING COUNTY RECORDING NO. 8407230781.

     BOTH SITUATE IN THE COUNTY OF KING, STATE OF WASHINGTON.

together with all rights of way, privileges and appurtenances pertaining thereto, including any right, title and interest of Seller in and to any street

EXHIBIT "A" TO
REAL ESTATE PURCHASE
AND SALE AGREEMENT -1
adjoining any portion of the real property.

     2. All structures, buildings, compressors, appliances, engines, electrical, plumbing, heating, ventilating, and air conditioning machinery, systems and personal property of every kind, character and description appurtenant thereto.

     3. All personal property of whatever kind and description located on, incorporated into or used in connection with the operation of the real property, except such personal property as is specifically identified and described on the "Schedule of Excluded Personal Property" attached hereto as EXHIBIT ____.

     4. All service contracts and personal property leases related to the personal property acquired by Purchaser to the extent Purchaser shall elect to assume the same.





EXHIBIT "A" TO
REAL ESTATE PURCHASE
AND SALE AGREEMENT -2

          CERTIFICATE AND INDEMNITY REGARDING HAZARDOUS SUBSTANCES

     In connection with and as partial consideration for the purchase of the Property by Purchaser, Seller hereby certifies and agrees as follows:

     A. Seller unconditionally and absolutely agrees to defend, indemnify and hold harmless Purchaser and its directors, officers, employees, and agents from and against any and all damages, diminution in value, penalties, fines, losses, liabilities, causes of actions, suits, claims, demands, costs and expenses, including all out-of-pocket litigation costs and the reasonable fees and expenses of counsel and the costs and related expenses of any clean-up, of any nature, directly or indirectly arising out of or in connection with: (a) incompleteness of any representation or warranty of Seller; or (b) any activities on the Property prior to the date of Closing which directly or indirectly result in the Property or any adjacent property becoming contaminated with Hazardous Substances as a result of activities on, or the contamination of, the Property.

     B. As used herein, the term "Hazardous Substances" means: any substance or material defined or designated as hazardous or toxic waste, hazardous or toxic material, a hazardous, toxic or radioactive substance, or other similar term, by any federal, state or local environmental statute, regulation, or ordinance presently in effect or that may be promulgated in the future, as such statutes, regulations and ordinances may be amended from time to time, including, but not limited to, the statutes listed below:

     1.  Federal Resource Conservation and Recovery Act of 1976, 42 U.S.C.
         Section 6901, et seq.

     2. Federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. Section 9601, et seq.

     3.  Federal Clean Air Act, 42 U.S.C. Sections 7401-7626

     4. Federal Water Pollution Control Act, Federal Clean Water Act of 1977, 33 U.S.C. Section 1251, et seq.

     5. Federal Insecticide, Fungicide, and Rodenticide Act, Federal Pesticide Act of 1978, 7 U.S.C. Paragraph 136, et seq.

     6.  Federal Toxic Substances Control Act, 15 U.S.C. Section 2601, et seq.

     7.  Federal Safe Drinking Water Act, 42 U.S.C. Section 300(f), et seq.

     8.  Washington Water Pollution Control Act, RCW Chapter 90.48, et seq.

     9.  Washington Clean Air Act, RCW Chapter 70.94, et seq.

     10. Washington Solid Waste Management Act, RCW Chapter 70.95

     11. Washington Hazardous Waste Management Act, RCW Chapter 70.105, et seq.

     12. Washington Nuclear Energy and Radiation Act, RCW Chapter 70.98, et seq.

     13. Washington Radioactive Waste Storage and Transportation Act, RCW Chapter 70.99, et seq.

CERTIFICATE AND INDEMNITY
REGARDING HAZARDOUS SUBSTANCES -1

     C. These provisions shall be binding upon the Seller's heirs, representatives, successors and assigns and shall inure to the benefit of the Purchaser's heirs, representatives, successors and assigns. Purchaser shall not be required to proceed against any other entity or individual before proceeding against Seller. Seller's liability and warranties shall survive the date of Closing and Seller's occupancy of the premises.

     D. In any suit, action, or appeal therefrom, to enforce or interpret this Certificate, the prevailing party shall be entitled to recover its reasonable attorney fees and litigation costs incurred therein. Such costs shall be paid within thirty (30) days of receipt by the non-prevailing party of an invoice for such costs. If such an invoice is not paid within the thirty-day period, then interest shall accrue on the amount due at the rate of 6.0% over the prime rate of interest as established by Seattle-First National Bank in effect from time to time.

     E. The rights and remedies of the parties hereunder are not exclusive but shall be concurrent and cumulative with all other rights and remedies given by law. Any failure on the part of the Purchaser to promptly exercise any right, remedy or option herein given or reserved, shall not prevent the exercise thereof at any time thereafter.

     F. This Certificate may only be amended in writing signed by the Purchaser and the Seller.

     G. The invalidity of any one or more covenants, phrases, clauses, sentences or paragraphs of this Certificate shall not affect the remaining portions hereof and this Certificate shall be construed as if such invalid covenants, phrases, clauses, sentences or paragraphs, if any, have not been included herein.

     IN WITNESS WHEREOF, the Seller named below has executed this Certificate and Indemnity Regarding Hazardous Substances as of this 19th day of October, 1995.

WESTERN POWER AND EQUIPMENT, INC.

By: /s/ Thomas D. Berkompas
    -----------------------------
Its: Chief Financial Officer
    -----------------------------

CERTIFICATE AND INDEMNITY
REGARDING HAZARDOUS SUBSTANCES -2

                         EXHIBIT  B

August 15, 1995

John Emanuels
Regency Group, Inc.
11711 S.E. 8th Street, Suite 310
Bellevue, WA 98005

RE:  Western Power and Equipment, Inc. Building
     2702 West Valley Highway North
     Auburn, Washington ("Property")

Dear John:

After investigating the Property, I have written a Letter of Intent ("LOI") to formalize my interest in pursuing a sale leaseback with you on the Property. This letter will summarize the basic terms of a Purchase and Sale Agreement (the "Purchase Agreement") and corresponding Lease Agreement ("Lease") by and between Ford W. Kiene and/or assigns ("Purchaser or Lessor") and Western Power and Equipment, Inc. ("Seller or Lessee").

Purchaser and Seller shall, in good faith, attempt to negotiate a Purchase Agreement, which shall grant to purchaser, the exclusive right to purchase marketable title to the Property, free and clear of any deeds of trust, mortgages, liens or other encumbrances.

The following shall apply to the Purchase Agreement.

1.   PURCHASE PRICE.  $2,225,000 cash at closing including Earnest Money
Deposit.

2. EARNEST MONEY DEPOSIT. Within five (5) business days following the date of mutual execution of the Purchase Agreement, Purchaser shall deposit in Escrow an Earnest Money Deposit in the form of a check in the amount of $50,000.00.

3. Customary prorations will be applicable to Purchaser and Seller. Seller will pay excise tax.

4. Purchaser and Purchaser's agents, employees and independent contractors shall have the right and the privilege to enter upon the Property at a time that has previously been arranged with Seller to inspect the Property and to conduct soils and other geological, engineering, environmental, wetlands, archaeological and related tests, studies and surveying in connection with determining the condition and suitability of the Property for Purchaser's intended use. All such tests shall be at Purchaser's expense. Purchaser covenants and agrees to indemnify and hold harmless Seller from any and all liability, costs, claims, demands, damages, actions, causes of action and suits arising out of the exercise by Purchaser of Purchaser's rights under this paragraph, with the exception of any of the foregoing arising from any pre-existing hazardous materials or conditions.

5. Promptly after mutual acceptance of the Purchase Agreement, Seller shall supply Purchaser with copies of all surveys, plans, drawings, loan documents, title policies and documents referred to therein, occupancy permits, conditional use permits, engineering and traffic reports, soil studies, environmental and wetlands studies, geological studies and all other studies, tests, and documents related to the Property in the possession of Seller and its agents and independent contractors. During the term of this Agreement, Seller shall keep Purchaser apprised of any changes in any of the foregoing and any additional information received by Seller relating to the Property.

6. The Purchase Agreement shall also include, by way of illustration and not limitation:

     a. Extended title and survey provisions which shall allow Purchaser to review the same with an opportunity to object, if necessary. Purchaser shall pay the incremental cost between a `standard' policy and `extended' policy.

     b.    Customary Seller representations and warranties.

7. Seller during the term of this LOI agrees not to advertise, list or offer the Property for sale or discuss the sale of the Property with any party other than Purchaser. In addition, during the term of this Agreement, Seller shall not take any action which encumbers or materially affects the Property.

8. DUE DILIGENCE PERIOD. Purchaser shall have forty-five (45) days from the date of mutual acceptance of the Purchase Agreement to review all items related to the Property and provide written notice of acceptance of those items to Seller. Failure to provide said notice will make the Purchase Agreement null and void and the Earnest Money Deposit will be immediately returned to the Seller.

9. CLOSING. I understand the closing date needs to be flexible at this time with a target date of December 1, 1995. The closing date would need to be specific within the purchase and sale agreement.

10. COMMISSION. Seller agrees to pay a commission of five percent (5%) of the Purchase Price to Regency Group, Inc. in cash through escrow upon closing.

11. AGENCY DISCLOSURE. At the signing of this agreement Regency Group, Inc. represents the Seller. Each party signing this document confirms that prior oral and/or written disclosure of agency was provided to him/her in this transaction.

12. HAZARDOUS MATERIALS AND/OR WASTE. Purchaser requires indemnification regarding Hazardous Materials and/or Waste to the full extent of the law within the purchase and sale agreement and its related lease.

Along with the Purchase Agreement the Purchaser and Seller shall, in good faith, attempt to execute the lease.

The following shall apply to the Lease:

A.   Premises.       The Entire Property.

B.   Term.           Twenty (20) years/two hundred forty (240) months.

     Commencement Date. The 1st day immediately following date of closing the sale. If closing does occur on the first day of the month, the first months rental will be prorated accordingly.

C.   Net Rent

     Months 1-60     $17,000
     Months 61-120   $19,000

     Months 121-180 at market* to be determined 18 months prior to lease expiration.**
     Months 181-240 at market* to be determined 18 months prior to lease expiration.

D. Lease Type. The lease shall be written as a net lease by which the Lessee pays for, by way of illustration and not limitation, the following:

     1.     Real Estate taxes, assessments and LID's.

     2.     Insurance.

     3.     All maintenance and repairs, excluding roof, walls, foundation.

E. HAZARDOUS MATERIALS AND/OR WASTE. Purchaser requires indemnification regarding Hazardous Materials and/or Waste to the full extent of the law within the purchase and sale agreement and its related lease.

It is understood that this LOI shall not be deemed to be a binding contract and is subject to the execution of the Purchase Agreement and Lease, in form and substance mutually acceptable to Purchase/Lessor and Seller/Lessee. If the Purchase Agreement and its related lease has not been executed within forty five (45) days from the date of Seller's acceptance hereof, unless such date is extended in writing by Purchaser/Lessor and Seller/Lessee, this Agreement shall automatically terminate and be of no further force or effect.

If the foregoing meets with your approval, please execute the enclosed duplicate copy of this Agreement and return the same to Purchaser/Lessor. If such copy is not received within fourteen (14) days from the date hereof, fully executed by Seller/Lessee, it shall be of no further force or effect.

Very truly yours,

/s/ Ford W. Kiene
Ford W. Kiene
P.O. Box 1357
Kent, WA 98035-1357


Accepted and agreed to this 5th day of September, 1995.

By:  /s/ Tom Berkompas

Its duly authorized: Vice President of Finance & CFO
                     -----------------------------

* Market lease rate shall be determined by lessee and lessor each hiring a local real estate broker/agent who will jointly hire a third broker/agent to submit an opinion of lease rates for the following five year term. The three lease rate opinions will be averaged to arrive at the lease rate for the following five year term. The cost incurred to obtain the third opinion will be split by the purchaser and seller.

** Resulting market value shall not be less than $21,000 per month, net nor greater than $24,000 per month, net.